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                                                                     EXHIBIT 3.1

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                            ARTICLES OF INCORPORATION

                                       OF

                           GFB ALLIANCE SERVICES, INC.
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                                   ARTICLE ONE


          The name of the corporation is GFB ALLIANCE SERVICES, INC.


                                   ARTICLE TWO

          The period of its duration is perpetual.


                                  ARTICLE THREE


          The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.


                                  ARTICLE FOUR

          The aggregate number of shares which the corporation shall have authority to issue is Ten Thousand (10,000). The shares shall have a par value of Ten Cents.

                                  ARTICLE FIVE

          The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00.




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                            ARTICLES OF INCORPORATION
                       GFB ALLIANCE SERVICES, INC., PAGE 1


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                                   ARTICLE SIX

          The street address of its initial Registered Office, and the name of its initial Registered Agent at this address is as follows:



                                  Lawyer's Aid Service, Inc.
                                  408 West 17th Street, Suite 101
                                  Austin, Texas 78701

                                  ARTICLE SEVEN

          The number of initial Directors is one (1). The name and address of the initial Director is:

                                  George Boehme
                                  4669 Southwest Freeway, Suite 814
                                  Houston, Texas 77027

                                  ARTICLE EIGHT


          The name and address of the Incorporator is:

                                  Marilyn S. Hershman
                                  408 W. 17th Street, Suite 101
                                  Austin, Texas     78701-1207
                                  (512) 474-2002


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          IN WITNESS WHEREOF: I have hereunto set my hand this 17th day of
February, 1993.



                                         /s/ MARILYN S. HERSHMAN
                                         ---------------------------------
                                         Marilyn S. Hershman, Incorporator


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                           ARTICLES OF INCORPORATION
                      GFB ALLIANCE SERVICES, INC., PAGE 2